Exhibit 10.1

AMENDMENT TO THE

MILLIPORE CORPORATION

1999 STOCK INCENTIVE PLAN

WHEREAS Millipore Corporation (the “Company”) maintains the 1999 Stock Incentive Plan (the “Plan”); and

WHEREAS pursuant to Section 16 of the Plan, the Company may amend the Plan, subject to certain exceptions not relevant hereto.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

Amendment of Section 9

1. The first two sentences of the first paragraph of Section 9(b) of the Plan are hereby amended to read as follows:

“If and when an employee Participant shall cease to be an employee of the Company (or a subsidiary), any Award granted to him under this Plan shall, except as otherwise provided in this Section 9(b) or Section 15, terminate. During the 90-day period (or such longer period as provided in Section 15) following the Participant’s termination of employment for reasons other than “cause”, the Participant shall have the right to exercise any Options previously granted, vested and exercisable on the Participant’s employment termination date.”

2. The last paragraph of Section 9(b) of the Plan is hereby amended to read as follows:

“Notwithstanding any other provision contained in this Plan, the Company shall have the right, but shall not be required, to repurchase from any employee who terminates his employment without the consent and approval of the Company, within six months of the exercise of any Option, the shares of the Company’s Common Stock so purchased by said employee at their original (or exercise) price, provided that such repurchase right may not be exercised by the Company in connection with or following the occurrence of a Change of Control.”

Amendment of Section 10

3. The first sentence of Section 10(a) of the Plan is hereby amended by adding the following immediately at the beginning thereof:

“Except as otherwise provided in Section 15,”.

Amendment of Section 15

4. Section 15 of the Plan is hereby amended in its entirety to read as follows:

“15. CHANGE OF CONTROL.

a. For purposes of this Plan, “Change of Control” shall mean the occurrence of any one of the following events:

(1) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (1) shall not be deemed to be a Change of Control if such event results from any of the following: (i) the acquisition of Company Voting Securities by the Company or any of its subsidiaries, (ii) the acquisition of Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iii) the acquisition of Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (3) below);

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be an Incumbent Director;

(3) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (i) the Company or (ii) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (ii), Company Voting Securities are issued or issuable (any event described in the immediately preceding clauses (i) or (ii), a “Reorganization”) or (iii) the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any

Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any person becomes the beneficial owner of 30% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change of Control; provided, however, that if such person subsequently becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then be deemed to occur.

b. In the event of a Change of Control, all outstanding Options shall immediately preceding the Change of Control become fully vested and immediately exercisable and each outstanding share of Restricted Stock shall immediately become free of all restrictions and conditions. In addition, the Committee may provide for any of the following actions (or such other actions it deems appropriate) in its sole discretion:

(1) each holder of an outstanding Option shall be given (A) written notice of the occurrence of the Change of Control at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option in full, provided that upon the occurrence of the Change of Control all Options, to the extent not so exercised, shall automatically terminate; or

(2) each holder of an outstanding Option shall, upon the Change of Control, become entitled to receive a cash lump sum payment in an amount equal to the product of (A) the excess, if any, of (i) the amount of consideration per Share received by the holders of Stock in the Change of Control over (ii) the exercise price per Share under such Option multiplied by (B) the number of Shares subject to such Option, and such Option shall be canceled upon the Change of Control; or

(3) either the Surviving Entity or the Parent Entity, as the case may be (the “New Grantor”) shall provide to each holder of an outstanding Option, upon the Change of Control, in exchange for the cancelation of such Option, a substitute or replacement option in respect of the common stock of such New Grantor (the “New Option”), with appropriate adjustments to the exercise price and number of shares of New Grantor common stock issuable upon the exercise of the New Option as deemed appropriate by the Committee (and which, in the case of ISOs, are necessary to ensure that the New Option also qualifies as an ISO). The New Option (i) shall be fully vested and immediately exercisable, (ii) shall, in the event the employment with the Company or the New Grantor (and its or their subsidiaries and affiliates) of the holder of such New Option is terminated during the two-year period immediately following the Change of Control, remain exercisable for the remainder of the originally scheduled term of the original Option and (iii) shall otherwise be subject to the same terms and conditions as were applicable to the original Option, except as may otherwise be agreed by the Committee prior to the Change of Control.”

Full Force and Effect. Except as expressly amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof on the date hereof.

Governing Law. The validity, interpretation, construction performance and enforcement of this Amendment shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 18th day of November, 2003.

MILLIPORE CORPORATION

by	/s/ Jeffrey Rudin
Name: Jeffrey Rudin
Title: Vice President, General Counsel

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